Exhibit 10.1

MDU Resources Group, Inc.
2013 Annual Incentive Award Opportunity Chart

Name	Position	2013 Base Salary ($)	Threshold ($)	Target ($)	Maximum ($)
Terry D. Hildestad (1)	Former President and Chief Executive Officer of MDU Resources Group, Inc.	–	–	–	–
David L. Goodin	President and Chief Executive Officer of MDU Resources Group, Inc.	625,000	290,625	937,500	1,940,625
Doran N. Schwartz	Vice President and Chief Financial Officer of MDU Resources Group, Inc.	345,000	53,475	172,500	357,075
John G. Harp	Chief Executive Officer of Construction Materials & Contracting and Construction Services segments	495,000	269,627	643,500	1,407,656
Steven L. Bietz (2)	President and Chief Executive Officer of Pipeline and Energy Services segment	367,700	59,751	239,005	478,010
J. Kent Wells	President and Chief Executive Officer of Exploration and Production segment	570,000	178,125	712,500	1,425,000
William E. Schneider	Executive Vice President – Bakken Development of MDU Resources Group, Inc.	447,400	90,151	290,810	601,977
(1) Mr. Hildestad received no award due to his retirement on January 3, 2013.

(2) Mr. Bietz also has five performance goals relating to the pipeline and energy services segment’s safety results, and each goal that is not met will reduce his annual incentive award payment by 1%.